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                                                                     Exhibit 5.1


                               September 14, 2000


Sound Advice, Inc.
1901 Tigertail Boulevard
Dania Beach, Florida 33004

Gentlemen:

     We have acted as counsel to Sound Advice, Inc., a Florida corporation (the "Corporation"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the "Registration Statement"). The Registration Statement relates to the proposed public offering of up to 2,150,000 shares of common stock (the "Common Stock"), par value $.01 per share, of the Corporation, of which up to 1,800,000 shares are being offered for sale by the Corporation (the "Company Shares") and up to 350,000 are currently outstanding and are being offered for sale by certain shareholders of the Corporation listed in the Registration Statement (the "Selling Shareholder Shares").

     In connection therewith, we have examined the Corporation's Amended and Restated Articles of Incorporation, as amended to the date hereof, and the Corporation's Bylaws; resolutions adopted by the Board of Directors of the Corporation providing, among other things, for the issuance of the Company Shares; and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion. We have also reviewed the relevant statutory provisions of the Florida Business Corporation Act, and such other legal authority in Florida as we have deemed relevant.

     Based upon and subject to the foregoing, we are of the opinion that the Company Shares, when issued and delivered as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable, and the Selling Shareholder Shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus contained therein under the caption "Legal Matters."

                                        Very truly yours,


                                        Greenberg Traurig, P.A.


                                        By: /s/ Fern S. Watts
                                           -----------------------
                                           Fern S. Watts